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                                                                    EXHIBIT 9(b)


                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599



                                                      April 27, 1999
Merrill Lynch Americas Income Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File Nos. 33-64398 and 811-7794) of our opinion dated August 19, 1993 filed on August 20, 1993 as an Exhibit to Pre-Effective Amendment No. 3 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.



                                                      Very truly yours,

                                                      /s/  Brown & Wood LLP